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                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        WASHINGTON, D.C. 20549





                                                               FORM 8-K





                                                            CURRENT REPORT


                                                  PURSUANT TO SECTION 13 OR 15(d) OF
                                                  THE SECURITIES EXCHANGE ACT OF 1934

                                                   DATE OF REPORT - January 14, 2002
                                                   (Date of Earliest Event Reported)



                                                     AMES DEPARTMENT STORES, INC.

                                        (Exact name of registrant as specified in its charter)


                                                      Commission File No. 1-5380



                      Delaware                                                 04-2269444
------------------------------------------------------      -------------------------------------------------
              (State of Incorporation)                            (I.R.S. Employer Identification No.)

                  2418 Main Street,
               Rocky Hill, Connecticut                                           06067
------------------------------------------------------      -------------------------------------------------
      (Address of principal executive offices)                                 (Zip Code)

                                  Registrant's telephone number, including area code: (860) 257-2000



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Item 3.           Press Release

            On January 14, 2002 the Company issued a press release, a copy of which is attached.

Item 7.           Exhibit.

99.1     Press Release, dated January 14, 2002.



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                                                              SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     AMES DEPARTMENT STORES, INC.



Dated: January 14, 2002             By:/s/JOSEPH R. ETTORE
                                    -------------------------------------------
                                    Name:Joseph R. Ettore
                                    Title:Chairman, Chief Executive Officer
                                          and Director




Dated January 14, 2002              By: /s/ROLANDO DE AGUIAR
                                    -------------------------------------------
                                    Name:Rolando de Aguiar
                                    Title: Senior Executive Vice President,
                                           Chief Financial Officer and
                                           Administrative Officer
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                                                             EXHIBIT INDEX

Exhibit No.           Description

99.1                  Press Release, dated January 14, 2002.

                AMES AND CREDITORS COMMITTEE WORK TOWARD PLAN OF REORGANIZATION

             Committee expresses satisfaction and confidence with Ames' progress


                  ROCKY HILL, Conn., January 14, 2002 - Ames Department Stores, Inc. (OTC: AMESQ) and the statutory Creditors Committee in its Chapter 11 case announced today that they are working diligently toward the development of a consensual plan of reorganization that will enable Ames to emerge from bankruptcy this year. The joint announcement followed the January 10 meeting of the Company and the Committee, during which the Committee expressed satisfaction and confidence with the progress Ames has made to date operating under Chapter 11, its ability to emerge from bankruptcy and with the excellent working relationship that has developed between the Company and the Committee.

                           Over the last several months Ames has taken a variety
                  of actions to address its problem areas and to assure its success as a reorganized entity. Foremost among these has been its decisive action in closing 151 store locations as well as one distribution center. The closing of unprofitable stores together with the contemplated conversion to equity of all of Ames' obligations to unsecured creditors will contribute significantly to Ames' restored profitability. As part of its restructuring, the Company also anticipates that all existing equity will be cancelled.

                  Ames also  announced  the  receipt  of a  proposal  from GE
                  Capital to provide   exit   financing  in   connection   with
                  the plan of reorganization. As currently contemplated, a junior lien will be provided to the vendors that provide trade credit to the Company after it emerges from reorganization.

                  The Company has informed the Committee that it is in compliance with all financial covenants under its DIP lending agreements.

                           Joe Ettore, Ames' Chairman and Chief Executive
                  Officer, told the Committee: "Ames has had a successful holiday season in all respects including sales, gross margins, and earnings. The Chapter 11 process that started 5 months ago has enabled Ames to close under-performing stores and streamline operations. It will also permit the Company to reduce debt and create an attractive balance sheet so that Ames can excel as a major regional discounter. We are very pleased by the strong support that some vendors have already started to provide and look forward to a strong working relationship with them in the future."

                  Ames Department Stores, Inc. is a regional, full-line discount retailer with annual sales over $3 billion. With stores in the Northeast, Mid-Atlantic and Mid-West, Ames offers value-conscious shoppers quality, name-brand products across a broad range of merchandise categories. For more information about Ames, visit www.AmesStores.com or www.AmesStores.com/espanol.
                  To find the location of the Ames store nearest you, dial 1-800-SHOP-AMES.

                  Cautionary Statement Regarding Forward-looking Information

                  Statements, other than those based on historical facts which address activities, events, or developments that the Company expects or anticipates may occur in the future are forward-looking statements which are based upon a number of assumptions concerning further conditions that may ultimately prove to be inaccurate. Actual events and results may materially differ from anticipated results described in any forward-looking statements. The Company's ability to achieve such results is subject to certain risks and uncertainties. Consequently, these cautionary statements qualify all of the forward-looking statements and there can be no assurance that the results or developments anticipated by the Company will be realized or that they will have the expected effects on the Company or its business or operations.